Exhibit 5.1

[LETTERHEAD OF KAYE SCHOLER LLP]

425 Park Avenue

New York, New York  10022-3598

212 836-8000

Fax 212 836-8689

www.kayescholer.com

January 30, 2008

Emergency Medical Services Corporation

6200 S. Syracuse Way

Greenwood Village, CO  80111

Re:	Emergency Medical Services Corporation
Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is furnished to you in connection with a registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of (i) 500,000 shares of class A common stock, par value $0.01 per share (the “Shares”), of Emergency Medical Services Corporation, a Delaware corporation (the “Company”), to be issued to employees of the Company and its subsidiaries pursuant to the Company’s 2007 Employee Stock Purchase Plan (the “ESPP”), and (ii) 1,500,000 Shares of the Company to be issued pursuant to the Company’s 2007 Long-Term Incentive Plan (the “LTIP,” and together with the ESPP, the “Plans”) to “Eligible Employees,” or upon the exercise of “Options” granted to Eligible Employees pursuant to the LTIP, as such terms are defined in the LTIP.

We have acted as counsel for the Company in connection with the Registration Statement and the Plans.  In rendering the opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

The law covered by this opinion is limited to the General Corporation Law of the State of Delaware.

Based on and subject to the foregoing, it is our opinion that, when issued and sold in accordance with the terms of the Plans or upon the exercise of Options granted pursuant to the LTIP, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.  In giving this opinion and such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Kaye Scholer LLP